Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES 2022 FOURTH QUARTER AND FULL YEAR RESULTS

Record full year home sale revenues of $5.59 billion; Over $900 million of cash flow from operating activities; Cash and cash equivalents and marketable securities of $1.28 billion

DENVER, COLORADO, Tuesday, January 31, 2023. M.D.C. Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter and full year ended December 31, 2022.

“MDC generated net income of $562 million for fiscal year 2022, or $7.67 per diluted share, representing one of the most profitable years in our company’s history,” said MDC's Executive Chairman, Larry A. Mizel. “Home sale revenues increased 9% year-over-year helping us generate over $900 million of cash flow from operating activities. We ended the year with a debt to capital ratio of 32.6% and total cash and cash equivalents and marketable securities of $1.28 billion.”

Mr. Mizel continued, “While 2022 was a banner year for our company from a financial perspective, it was a challenging one for new home sales, as the combination of rising mortgage rates and overall economic uncertainty led to a sharp decline in order activity in the second half of the year. We began experiencing slower gross order and increased cancellation activity in the second and third quarters, and this carried into the fourth quarter. We did experience a rebound in order activity in December thanks to a more aggressive approach to pricing and incentives, an encouraging sign that price elasticity exists in our markets.”

Mr. Mizel concluded, “As we head into the spring 2023 selling season, we have modified our strategy to focus more on quick move-in inventory as we believe that the majority of today's buyers want a shorter time between sale and close. In addition, we are requiring higher deposit amounts on build-to-order homes. We feel that these initiatives are the right approach for today’s new home environment and should lead to better net sales results relative to the second half of 2022.”

“Consistent with our operating strategy, we have been diligent in managing our land position to align with current market conditions.” said David Mandarich, MDC's President and Chief Executive Officer. “By acting decisively, we generated considerable cash flow in 2022. This has positioned us well to capitalize on land acquisition opportunities that we believe will emerge during this industry downturn, likely with better pricing and terms than were previously available. As we work to bring these opportunities to fruition, we are also working closely with our trades and suppliers to reduce our build costs in this softer demand environment. By staying vigilant on our costs and land position, we have put ourselves in a position to weather the current slowdown and take advantage of an eventual recovery.”

2022 Fourth Quarter Highlights and Comparisons to 2021 Fourth Quarter

•Home sale revenues increased 4% to $1.49 billion from $1.44 billion
◦Average selling price of deliveries up 8% to $582,000
◦Unit deliveries down 4% to 2,554
•Homebuilding pretax income decreased 51% to $94.5 million from $193.5 million
◦Gross margin from home sales decreased 850 basis points to 15.0% from 23.5%
◦Inventory impairments of $92.8 million in Q4 2022 vs $1.6 million in Q4 2021
◦Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 20 basis points to 8.9%
•Net income of $79.8 million, or $1.08 per diluted share, down 51% from $162.7 million or $2.21 per diluted share
◦Effective tax rate of 29.5% vs. 22.2%
•Unit gross orders decreased 55% to 1,502 from 3,308
◦Cancellations as a percentage of beginning backlog increased to 24.6% from 8.7%
◦Gross order average selling price down approximately 1% to $551,000

2022 Full Year Highlights and Comparisons to 2021 Full Year

•Home sale revenues increased 9% to $5.59 billion from $5.10 billion
◦Unit deliveries down 3% to 9,710
•Homebuilding pretax income increased 5% to $691.5 million from $659.7 million
◦Gross margin from home sales of 22.4% vs. 23.1%
◦Inventory impairments of $121.9 million vs $1.6 million
◦SG&A rate improved to 9.6% vs. 9.7%
•Net income of $562.1 million, or $7.67 per diluted share, down 2% from $573.7 million or $7.83 per diluted share
◦Effective tax rate of 26.0% vs. 23.7%
•Cash flow from operating activities of $905.6 million compared to cash used in operating activities of $208.0 million
•Dollar value of net new orders decreased 50% to $3.01 billion from $6.04 billion

2023 Outlook and Other Selected Information1

•Active subdivisions at December 31, 2022 up 20% year-over-year to 225
•Projected home deliveries for the 2023 first quarter between 1,500 and 1,600
◦Projected average selling price for 2023 first quarter unit deliveries between $550,000 and $560,000
◦Projected gross margin from home sales for the 2023 first quarter of approximately 18% to 19% (assuming no impairments or warranty adjustments)
•Quarterly cash dividend of fifty cents ($0.50) per share declared on January 23, 2023
◦Consistent record of stable or increasing dividends for more than 25 years

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 230,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise, Nashville, Austin, Albuquerque and Huntsville. MDC's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2022, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,487,279	$1,435,124	$5,586,264	$5,102,456
Home cost of sales	(1,170,989)	(1,096,946)	(4,214,379)	(3,924,093)
Inventory impairments	(92,800)	(1,600)	(121,875)	(1,600)
Total cost of sales	(1,263,789)	(1,098,546)	(4,336,254)	(3,925,693)
Gross profit	223,490	336,578	1,250,010	1,176,763
Selling, general and administrative expenses	(131,797)	(130,023)	(536,395)	(493,993)
Loss on debt retirement	—	(11,421)	—	(23,571)
Interest and other income	7,046	981	10,843	5,965
Other expense	(4,258)	(2,595)	(32,991)	(5,476)
Homebuilding pretax income	94,481	193,520	691,467	659,688

Financial Services:
Revenues	32,262	30,767	131,723	152,212
Expenses	(16,887)	(16,555)	(71,327)	(64,477)
Other income (expense), net	3,364	1,416	7,991	4,271
Financial services pretax income	18,739	15,628	68,387	92,006

Income before income taxes	113,220	209,148	759,854	751,694
Provision for income taxes	(33,444)	(46,487)	(197,715)	(178,037)
Net income	$79,776	$162,661	$562,139	$573,657

Comprehensive income	$79,776	$162,661	$562,139	$573,657

Earnings per share:
Basic	$1.11	$2.30	$7.87	$8.13
Diluted	$1.08	$2.21	$7.67	$7.83

Weighted average common shares outstanding:
Basic	71,646,237	70,303,149	71,035,558	70,174,281
Diluted	73,179,135	73,110,624	72,943,844	72,854,601

Dividends declared per share	$0.50	$0.50	$2.00	$1.67

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2022	December 31, 2021

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$696,075	$485,839
Restricted cash	3,143	12,799
Marketable securities	443,712	—
Trade and other receivables	116,364	98,580
Inventories:
Housing completed or under construction	1,722,061	1,917,616
Land and land under development	1,793,718	1,843,235
Total inventories	3,515,779	3,760,851
Property and equipment, net	63,730	60,561
Deferred tax assets, net	49,252	17,942
Prepaids and other assets	70,007	106,562
Total homebuilding assets	4,958,062	4,543,134
Financial Services:
Cash and cash equivalents	17,877	104,821
Marketable securities	117,388	—
Mortgage loans held-for-sale, net	229,513	282,529
Other assets	40,432	33,044
Total financial services assets	405,210	420,394
Total Assets	$5,363,272	$4,963,528
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$109,218	$149,488
Accrued and other liabilities	383,406	370,910
Revolving credit facility	10,000	10,000
Senior notes, net	1,482,576	1,481,781
Total homebuilding liabilities	1,985,200	2,012,179
Financial Services:
Accounts payable and accrued liabilities	110,536	97,903
Mortgage repurchase facility	175,752	256,300
Total financial services liabilities	286,288	354,203
Total Liabilities	2,271,488	2,366,382
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 72,585,596 and 70,668,093 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	726	707
Additional paid-in-capital	1,784,173	1,709,276
Retained earnings	1,306,885	887,163
Total Stockholders' Equity	3,091,784	2,597,146
Total Liabilities and Stockholders' Equity	$5,363,272	$4,963,528

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(Dollars in thousands)
Operating Activities:
Net income	$79,776	$162,661	$562,139	$573,657
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	10,637	12,823	60,985	39,655
Depreciation and amortization	7,088	7,736	27,751	31,666
Inventory impairments	92,800	1,600	121,875	1,600
Project abandonment costs	4,371	2,510	33,129	5,417
Gain on sale of other assets	—	—	—	(2,014)
Amortization of discount of marketable debt securities	(3,208)	—	(4,290)	—
Loss on retirement of debt	—	11,421	—	23,571
Deferred income tax expense	(27,130)	(1,641)	(31,310)	(6,488)
Net changes in assets and liabilities:
Trade and other receivables	(2,463)	30,195	(21,784)	(25,334)
Mortgage loans held-for-sale, net	(38,680)	(33,608)	53,016	(49,973)
Housing completed or under construction	505,348	29,179	186,265	(431,926)
Land and land under development	(75,662)	(381,112)	(95,402)	(502,781)
Prepaids and other assets	39,786	(1,374)	31,736	8,545
Accounts payable and accrued liabilities	(30,970)	38,142	(18,464)	126,415
Net cash provided by (used in) operating activities	561,693	(121,468)	905,646	(207,990)

Investing Activities:
Purchases of marketable securities	(365,684)	—	(656,810)	—
Maturities of marketable securities	100,000	—	100,000	—
Proceeds from sale of other assets	—	—	—	2,014
Purchases of property and equipment	(7,646)	(6,665)	(29,075)	(29,693)
Net cash provided by (used in) investing activities	(273,330)	(6,665)	(585,885)	(27,679)

Financing Activities:
Advances on mortgage repurchase facility, net	(20,462)	40,506	(80,548)	53,910
Payments of senior notes	—	(140,557)	—	(276,951)
Proceeds from issuance of senior notes	—	—	—	694,662
Dividend payments	(35,632)	(35,340)	(142,417)	(118,529)
Payments of deferred debt issuance costs	—	—	—	(1,720)
Issuance of shares under stock-based compensation programs, net	28,385	(663)	16,840	(16,216)
Net cash provided by (used in) financing activities	(27,709)	(136,054)	(206,125)	335,156

Net increase (decrease) in cash, cash equivalents and restricted cash	260,654	(264,187)	113,636	99,487
Cash, cash equivalents and restricted cash:
Beginning of period	456,441	867,646	603,459	503,972
End of period	$717,095	$603,459	$717,095	$603,459

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$696,075	$485,839	$696,075	$485,839
Restricted cash	3,143	12,799	3,143	12,799
Financial Services:
Cash and cash equivalents	17,877	104,821	17,877	104,821
Total cash, cash equivalents and restricted cash	$717,095	$603,459	$717,095	$603,459

New Home Deliveries

	Three Months Ended December 31,
	2022			2021			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,308	$756,109	$578.1	1,408	$770,695	$547.4	(7)%	(2)%	6%
Mountain	756	492,850	651.9	781	462,807	592.6	(3)%	6%	10%
East	490	238,320	486.4	474	201,622	425.4	3%	18%	14%
Total	2,554	$1,487,279	$582.3	2,663	$1,435,124	$538.9	(4)%	4%	8%

	Year Ended December 31,
	2022			2021			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	5,234	$3,024,056	$577.8	5,732	$2,964,766	$517.2	(9)%	2%	12%
Mountain	2,616	1,689,376	645.8	2,770	1,567,198	565.8	(6)%	8%	14%
East	1,860	872,832	469.3	1,480	570,492	385.5	26%	53%	22%
Total	9,710	$5,586,264	$575.3	9,982	$5,102,456	$511.2	(3)%	9%	13%

Net New Orders

	Three Months Ended December 31,
	2022				2021				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	155	$67,710	$436.8	0.39	1,424	$776,984	$545.6	4.70	(89)%	(91)%	(20)%	(92)%
Mountain	(37)	(25,924)	700.6	(0.24)	704	431,931	613.5	4.27	(105)%	(106)%	14%	(106)%
East	72	32,649	453.5	0.64	517	225,834	436.8	4.31	(86)%	(86)%	4%	(85)%
Total	190	$74,435	$391.8	0.29	2,645	$1,434,749	$542.4	4.50	(93)%	(95)%	(28)%	(94)%

	Year Ended December31,
	2022				2021				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	2,909	$1,735,202	$596.5	2.01	6,238	$3,417,437	$547.8	5.25	(53)%	(49)%	9%	(62)%
Mountain	1,157	788,734	681.7	1.85	2,926	1,831,755	626.0	4.33	(60)%	(57)%	9%	(57)%
East	978	489,946	501.0	2.25	1,803	789,810	438.1	4.05	(46)%	(38)%	14%	(44)%
Total	5,044	$3,013,882	$597.5	2.02	10,967	$6,039,002	$550.7	4.75	(54)%	(50)%	9%	(57)%
        *Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Year Ended
	December 31,		%	December 31,		%	December 31,		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change
West	134	96	40%	133	101	32%	120	99	21%
Mountain	53	54	(2)%	51	55	(7)%	52	56	(7)%
East	38	37	3%	37	40	(7)%	36	37	(3)%
Total	225	187	20%	222	196	13%	208	192	8%

Backlog

	December 31,
	2022			2021			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	1,891	$1,049,805	$555.2	4,216	$2,328,949	$552.4	(55)%	(55)%	—%
Mountain	715	515,460	720.9	2,174	1,402,052	644.9	(67)%	(63)%	12%
East	368	187,629	509.9	1,250	567,695	454.2	(71)%	(67)%	12%
Total	2,974	$1,752,894	$589.4	7,640	$4,298,696	$562.7	(61)%	(59)%	5%

Homes Completed or Under Construction (WIP lots)

	December 31,		%
	2022	2021	Change
Unsold:
Completed	396	25	1,484%
Under construction	1,063	312	241%
Total unsold started homes	1,459	337	333%
Sold homes under construction or completed	2,756	6,379	(57)%
Model homes under construction or completed	555	479	16%
Total homes completed or under construction	4,770	7,195	(34)%

Lots Owned and Optioned (including homes completed or under construction)

	December 31, 2022			December 31, 2021
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	12,667	687	13,354	15,968	4,534	20,502	(35)%
Mountain	5,398	1,561	6,959	6,660	4,171	10,831	(36)%
East	3,534	1,455	4,989	4,304	2,443	6,747	(26)%
Total	21,599	3,703	25,302	26,932	11,148	38,080	(34)%

Selling, General and Administrative Expenses

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change

	(Dollars in thousands)
General and administrative expenses	$66,614	$66,986	$(372)	$292,349	$246,042	$46,307
General and administrative expenses as a percentage of home sale revenues	4.5%	4.7%	-20 bps	5.2%	4.8%	40 bps
Marketing expenses	$25,308	$26,240	$(932)	$103,330	$104,435	$(1,105)
Marketing expenses as a percentage of home sale revenues	1.7%	1.8%	-10 bps	1.8%	2.0%	-20 bps
Commissions expenses	$39,875	$36,797	$3,078	$140,716	$143,516	$(2,800)
Commissions expenses as a percentage of home sale revenues	2.7%	2.6%	10 bps	2.5%	2.8%	-30 bps
Total selling, general and administrative expenses	$131,797	$130,023	$1,774	$536,395	$493,993	$42,402
Total selling, general and administrative expenses as a percentage of home sale revenues	8.9%	9.1%	-20 bps	9.6%	9.7%	-10 bps

Capitalized Interest

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(Dollars in thousands)
Homebuilding interest incurred	$17,419	$18,651	$69,450	$72,500
Less: Interest capitalized	(17,419)	(18,651)	(69,450)	(72,500)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$63,583	$57,435	$58,054	$52,777
Plus: Interest capitalized during period	17,419	18,651	69,450	72,500
Less: Previously capitalized interest included in home and land cost of sales	(21,081)	(18,032)	(67,583)	(67,223)
Interest capitalized, end of period	$59,921	$58,054	$59,921	$58,054